UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2025

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street

Stamford, Connecticut 06926

(Address of principal executive offices, including zip code)

(203) 356-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2025, Pitney Bowes Inc. (the “Company”) issued a press release setting forth its financial results, including consolidated statements of income, supplemental information, and a reconciliation of reported results to adjusted results for the three months ended June 30, 2025 and 2024, and consolidated balance sheets at June 30, 2025 and December 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

In addition, on July 30, 2025, Kurt Wolf, the Company’s President and Chief Executive Officer, issued a letter regarding the Company’s financial results for the three months ended June 30, 2025. A copy of the letter is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2025, the Board of Directors of the Company (the “Board”) appointed Paul Evans as EVP, Chief Financial Officer and Treasurer of the Company, effective as of July 29, 2025 (the “Effective Date”). In connection with his appointment, Mr. Evans resigned from the Board on the Effective Date. As of the effective time of Mr. Evans’ resignation, Brent Rosenthal was appointed as Chair of the Audit Committee and a member and Chair of the Value Enhancement Committee.

In addition, on July 29, 2025, the Board appointed Peter Brimm to serve as a director of the Board, effective as of July 30, 2025. Mr. Brimm will serve on the Governance Committee and the Executive Compensation Committee. Mr. Brimm will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement.

Robert Gold ceased serving as EVP, Chief Financial Officer and Treasurer and departed from the Company, each effective as of the Effective Date.

Appointment of Paul Evans as EVP, Chief Financial Officer and Treasurer

Mr. Evans, age 57, has served as a member of the Board since October 2024 and as Managing Member at FSS Capital, LLC, a firm which provides business advisory services, construction financing to real estate and managed capital to startup ventures, since 2021. Previously, Mr. Evans served as the Chief Operating Officer and director of America’s Auto Auction Group, a private equity-backed nationwide industry leading automotive remarketing company, from January 2023 to October 2023, and Executive Consultant from April 2022 to December 2022, where he oversaw the organization’s strategy and operations. From August 2016 to December 2022, Mr. Evans served as a director of Hill International, Inc. (NYSE: HIL), a provider of program management, project management, construction management and other consulting services, and Interim Chief Executive Officer from May 2017 to October 2018. From June 2020 to June 2021, Mr. Evans served as a director of GameStop Corp. (NYSE: GME). Mr. Evans also served as the Chief Financial Officer and director of Sevan Multi-Site Solutions, a private equity-backed provider of design, program management and construction services from April 2020 until August 2021. Prior to these roles, Mr. Evans served in a variety of roles at the MYR Group, Inc. (“MYR”) (NASDAQ: MYRG), a holding company of specialty electrical construction service providers that service the electrical infrastructure industry, including as MYR’s Principal Financial and Chief Accounting Officer; as the Chief Executive Officer of Conex Energy Corporation, a privately-held company that developed renewable energy projects; as the Treasurer and Corporate Officer at NorthWestern Energy (NASDAQ: NWE), an energy service provider assisting customers in Montana, South Dakota and Nebraska; as the Vice President of Finance at Duke Energy North America, a subsidiary of Duke Energy (NYSE: DUK); and as Executive Director of Finance at NRG Energy, Inc. (NYSE: NRG). Mr. Evans is a U.S. Army veteran, a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants. Mr. Evans received a B.B.A. in Accounting from Stephen F. Austin State University and a Masters of International Management from Thunderbird School of Global Management.

There are no arrangements or understandings between Mr. Evans and any person pursuant to which Mr. Evans was selected as an officer, and no family relationships exist between Mr. Evans and any director or executive officer of the Company. Mr. Evans is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as EVP, Chief Financial Officer and Treasurer, the Company provided an employment offer letter to Mr. Evans describing the terms and conditions of his employment (the “Employment Letter”). Pursuant to the terms of the Employment Letter, effective as of the Effective Date, Mr. Evans will be entitled to the following: (a) an annual base salary of $600,000, less applicable withholdings and other payroll deductions, (b) an annual incentive award with a target value of 80% of his annual base salary, which may be earned based on achievement of applicable performance goals established by the Board, subject to his continued employment with the Company through the date of payment, and (c) an annual long-term equity-based incentive award with a target grant date value of $1,500,000, subject to the terms and conditions of the applicable award agreements and the Company’s long-term incentive plan. Each of Mr. Evans’ target annual incentive award and target long-term equity-based incentive for 2025 will be pro-rated to reflect his mid-year hire.

In addition, pursuant to an additional letter (the “Additional Letter”), the Company confirmed that Mr. Evans’ outstanding restricted stock units granted in connection with his service as a director of the Board will vest and be settled on the Effective Date.

The foregoing descriptions of the Employment Letter and the Additional Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Letter and the Additional Letter, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Appointment of Peter Brimm as a Director

Mr. Brimm, age 50, is currently the President of Envoy Holdings, a family office. Prior to this position, Mr. Brimm was the Executive Vice President of Strategy and Innovation for Shiplake Properties, a Toronto-based real estate firm. Previously to that, Mr. Brimm served as the Chief Growth Officer at the augmented reality startup Leap Tools Inc., where he helped build out the business capabilities that lead the business to significant revenue growth (qualifying for the Deloitte Fast50 for three consecutive years). He has also held various roles working as a portfolio manager for several leading hedge funds in the US and in Canada, including Relational Investors and West Face Capital Inc., among others. Mr. Brimm currently serves on the board of Medical Facilities Corporation (TSX:DR) and is a member of the Audit Committee and head of the Corporate Governance, Nominating and Compensation Committee. Mr. Brimm previously served on the Audit and Compensation Committee for Dye & Durham (TSX:DND). He holds an MBA from the Stanford University Graduate School of Business with certificates in Global Management and Public Management and a B.A. cum laude in Business Economics from the University of California at Los Angeles. Mr. Brimm also holds a CFA Charter and is based in Toronto, Ontario, Canada.

The appointment of Mr. Brimm to the Board was made pursuant to Section 1(c) the Company’s Cooperation Agreement with Hestia Capital Partners, LP and each of the persons set forth on Exhibit A thereto (the “Cooperation Agreement”). Mr. Brimm will be deemed to replace Mr. Evans as a Replacement Director under the Cooperation Agreement. There are no other arrangements or understandings between Mr. Brimm and any person pursuant to which Mr. Brimm was selected as an officer, and no family relationships exist between Mr. Brimm and any director or executive officer of the Company. Mr. Brimm is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 30, 2025, the Company issued a press release announcing Mr. Evans’ appointment as EVP, Chief Financial Officer and Treasurer, Mr. Brimm’s appointment as a director of the Board, and Mr. Gold’s departure from the Company. A copy of the press release is furnished hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter, dated as of July 28, 2025, between Pitney Bowes Inc. and Paul Evans.

10.2	Additional Letter, dated as of July 28, 2025, between Pitney Bowes Inc. and Paul Evans.

99.1	Press Release of the Company, dated July 30, 2025, regarding Second Quarter 2025 Financial Results.

99.2	Letter from Kurt Wolf regarding Second Quarter 2025 Financial Results.

99.3	Press Release of the Company, dated July 30, 2025, regarding Executive and Board Transition.

104	Cover Page Interactive Data File – the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: July 30, 2025	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
	Title:	Executive Vice President, General Counsel and Corporate Secretary